Exhibit (q)

POWER OF ATTORNEY

The undersigned officers and trustees of ACTIVESHARES® ETF TRUST, a Maryland statutory trust (the “Registrant”) hereby appoint MARGUERITE C. BATEMAN, BRUCE G. LETO, KRISTIN H. IVES, J. STEPHEN FEINOUR, AMY C. FITZSIMMONS, NAVID J. TOFIGH, CRAIG S. TYLE, ALISON E. BAUR, HARRIS GOLDBLAT and STEVEN J. GRAY (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. The undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document. This Power of Attorney shall be construed, and the provisions hereof interpreted under and in accordance with and governed by the laws of the State of Delaware for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

The undersigned officers and trustees hereby execute this Power of Attorney as of the 1st day of July 2021.

/s/ Patrick O’Connor	/s/ Rohit Bhagat
Patrick O’Connor	Rohit Bhagat
President and Chief Executive Officer-Investment Management	Trustee

/s/ Deborah D. McWhinney	/s/ Jennifer M. Johnson
Deborah D. McWhinney	Jennifer M. Johnson
Trustee	Trustee

/s/ Anantha K. Pradeep	/s/ Vivek Pai
Anantha K. Pradeep	Vivek Pai
Trustee	Treasurer, Chief Financial Officer and Chief Accounting Officer

/s/ Matthew T. Hinkle
Matthew T. Hinkle
Chief Executive Officer-Finance and Administration